THIS LOAN AGREEMENT (“this Agreement”) is dated June 1, 2016.

AMONG:

I-Minerals Inc., a body corporate, continued under the laws of Canada, having its head office at Suite 880 – 580 Hornby Street, Vancouver, British Columbia, Canada V6C 3B6

(hereinafter called the “Company”)

OF THE FIRST PART

AND:

i-minerals USA Inc., an Idaho limited liability company, having an office c/o the Company, at Suite 880 – 580 Hornby Street, Vancouver, British Columbia, Canada V6C 3B6

(hereinafter called the “Subsidiary”)

OF THE SECOND PART

AND:

BV Lending, LLC, an Idaho limited liability company, having its head office at Suite 201 – 901 Pier View Drive, Idaho Falls, Idaho, U.S.A. 83402

(hereinafter called “BV”)

OF THE THIRD PART

WHEREAS:

A.	Pursuant to an agreement among the parties made as of January 27, 2014, as amended by an amending agreement dated December 4, 2014 (hereinafter collectively called the “Amended and Restated Loan Agreement”), the parties revised certain of the terms and conditions of each of the Initial Agreement (as hereinafter defined) and the Second Agreement (as hereinafter defined), and provided that all cash advances to the Company pursuant to either the Initial Agreement and the Second Agreement, together with all future cash advances subsequent to the Effective Date thereof, were consolidated into one agreement (with capitalized terms used in this Recital A. having the definitions contained in the Amended and Restated Loan Agreement);

B.	Pursuant to an agreement among the parties made as of February 18, 2015, as amended by an amending agreement dated December 1, 2015 (hereinafter collectively called the “Amended Loan Agreement”), BV agreed to provide additional funding to the Company to advance its Bovill Kaolin Project in the State of Idaho, U.S.A.;

C.	As of May 31, 2016, BV had made cash advances to the Company of a total of $11,244,280 pursuant to the Initial Agreement, the Second Agreement, the Amended and Restated Loan Agreement and the Amended Loan Agreement;

D.	The Company continues to require additional funding to advance its Bovill Kaolin Project in the State of Idaho, U.S.A.;

E.	BV has agreed to provide additional funding to the Company pursuant to the terms and conditions of this Loan Agreement;

F.	The parties are desirous that all funding provided by BV to the Company pursuant to either the Initial Agreement, the Second Agreement, the Amended and Restated Loan Agreement, the Amended Loan Agreement and this Agreement be consolidated into one agreement, being this Agreement; and

G.	The Subsidiary is a wholly-owned subsidiary of the Company and is the legal owner of the Helmer-Bovill Property hosting the Bovill Kaolin Project in the State of Idaho, U.S.A. referred to in Recitals B. and C. herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH  that in consideration of these presents and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties hereby agree as follows:

1.	Definitions

1.01	In this Agreement, the following words and phrases shall have the following meanings, namely:

(a)	“Advance” means the principal amount of cash advances from BV to the Company pursuant to any of the Initial Agreement, the Second Agreement, the Amended and Restated Loan Agreement, the Amended Loan Agreement and this Agreement, as well as interest owing under the Amended and Restated Loan Agreement (which includes interest owing under either the Initial Agreement or the Second Agreement) and interest owing under the Amended Loan Agreement, as well as interest owing under this Agreement, at BV’s election;

(b)	“Amended and Restated Loan Agreement” has the meaning set out in Recital A. herein;

(c)	“Amended Loan Agreement” has the meaning set out in Recital B. herein;

(d)	“Bonus Shares” has the meaning set out in Exchange Policy 5.1;

(e)	“Bonus Warrants” has the meaning set out in Exchange Policy 5.1;

(f)	“Discounted Market Price” has the meaning set out in Exchange Policy 1.1;

(g)	“Effective Date” means the date of this Agreement as set forth on the first page hereof;

(h)	“Exchange” means the TSX Venture Exchange;

(i)	“Exchange Policy 1.1” means TSX Venture Exchange Policy 1.1, entitled “Interpretation”;

(j)	“Exchange Policy 5.1” means TSX Venture Exchange Policy 5.1, entitled “Loans, Bonuses, Finder’s Fees and Commissions”;

(k)	“Exchange Policy 5.9” means TSX Venture Exchange Policy 5.9, entitled “Protection of Minority Security Holders in Special Transactions”;

(l)	“Exchange Rate” means the Bank of Canada Noon Rate for Canadian/U.S. dollars on the applicable dates provided for herein;

(m)	“Indebtedness” means the principal amount of each cash Advance pursuant to any of the Initial Agreement, the Second Agreement, the Amended and Restated Loan Agreement, the Amended Loan Agreement and this Agreement, collectively, as well as interest which is considered an Advance in accordance with sections 3.01 and 3.02 hereof;

(n)	“Initial Agreement” means the agreement among the parties dated September 19, 2012 pursuant to which BV agreed to advance up to $1,000,000 to the Company, in tranches;

(o)	“Market Price” has the meaning set out in Exchange Policy 1.1;

(p)	“Second Agreement” means the agreement among the parties dated September 13, 2013 pursuant to which BV agreed to advance up to an additional $3,133,000 to the Company in tranches (in addition to the advances listed in paragraph 2.01 thereof);

(q)	“this Agreement” means this Loan Agreement.

2.	Cancellation of Previous Agreements

2.01	The parties acknowledge and agree that each of the Initial Agreement, the Second Agreement, the Amended and Restated Loan Agreement and the Amended Loan Agreement are hereby considered to be cancelled and of no further force or effect, with all of the Company’s obligations thereunder that have not been previously fulfilled to be replaced by the Company’s obligations under this Agreement. With respect to any date or time period occurring or ending on or after the date hereof, the rights and obligations of the parties hereto with respect to all matters previously governed by the Initial Agreement, the Second Agreement, the Amended and Restated Loan Agreement and the Amended Loan Agreement shall be governed by this Agreement.

2.02	The parties acknowledge and agree that the amount of Indebtedness owing under this Agreement as of June 1, 2016 is $11,884,409.97, which amount is inclusive of all prior cash advances made under each of the Initial Agreement, the Second Agreement, the Amended and Restated Loan Agreement and the Amended Loan Agreement, inclusive of accrued interest in the amount of $640,130.36 owing by the Company to BV as of May 31, 2016, which interest shall be considered as an Advance hereunder.

3.	Additional Cash Advances to be made

3.01	BV hereby agrees to advance up to an additional $2,965,000 in cash to the Company in tranches in accordance with Schedule A attached hereto (individually an “Advance” and collectively “Advances”), with each Advance to be considered a secured loan accruing interest at the rate of twelve percent (12%) per annum calculated from the date of each Advance as at May 31 and as at November 30 of each year in which such interest is payable hereunder, such interest also to be considered Advances hereunder over and above the amounts set forth in Schedule A, unless BV elects otherwise, as provided for in paragraph 3.02 herein. If applicable this interest will be considered an Advance received on the date such interest is payable as provided for in paragraph 3.02 herein. (For greater certainty, the parties agree that interest in the total amount of $640,130.36 owing by the Company to BV as of May 31, 2016 will be considered as Advances hereunder.)

The Company will repay to BV the principal amount of each Advance as provided for in paragraph 7.01 herein. Advances hereunder, other than interest when considered an Advance hereunder, will be made in accordance with Schedule A attached hereto. Advances are to be made on the first business day of each month in which Advances are to be made.

3.02	As provided for in paragraph 3.01 herein, interest owing on Advances will also be considered Advances, unless BV elects otherwise, in which event it may direct that the Company pay the interest owing on the Advances hereunder either in cash or in common shares in its capital stock (“Shares”). In the event BV elects to have the interest paid either in cash or in Shares, it will so notify the Company within ten (10) business days prior to the date such interest payments become due and payable. The interest will be due on or before June 30 and December 31 of each year in which such interest is payable hereunder. In the event interest is to be paid in Shares, they would be issued at a deemed price per Share equal to the greater of:

(a)	the Discounted Market Price of the Company’s common shares as of the close of the market on the date of the Company’s news release announcing the proposed payment of interest in Shares, provided that said news release shall be issued on the date that BV elects to receive the payment of interest in Shares; and

(b)	the volume weighted average trading price (the “VWAP”) of the Company’s common shares over the twenty (20) trading days prior to the date such interest is calculated (being May 31 and November 30 each year), with the VWAP to be calculated by dividing the total value of common shares of the Company as traded on the Exchange (or on such other stock exchange or quotation system where the majority of the Company’s trading takes place) by the total volume of shares traded, with the amount of interest to be calculated in Canadian funds based on the Exchange Rate as of the date such interest is calculated.

3.03	The Company shall pay to BV a late charge equal to five percent (5%) of each payment due under this Agreement, or under any other instrument evidencing or securing this Agreement, that is not paid in full within ten (10) days after the applicable due date as provided for in paragraph 7.01 herein. Such late charge shall accrue and be due as of the due date for such payment and represents a reasonable estimate of fair compensation for the loss that may be sustained by BV for the failure of the Company to make timely payment. Such late charge shall be paid without prejudice to the right of BV to collect any other amounts provided for hereunder or to pursue any other rights and remedies available to BV under this Agreement, under any documents securing and/or guaranteeing this Agreement, at law or in equity.

3.04	All past due principal (whether in due course or by acceleration), past due interest and past due late charges shall, both before and after judgment, bear interest at the default rate of eighteen percent (18%) per annum compounded monthly from and after the applicable due date, as provided for in paragraph 7.01 herein, until paid in full.

3.05	The Company agrees to pay any and all reasonable costs and expenses (regardless of the particular nature thereof and whether incurred before or after the initiation of suit or before or after judgment) which may be incurred by BV in connection with the enforcement of any of its rights under this Agreement and/or any instrument securing or guaranteeing this Agreement, including but not limited to attorney fees and all costs and expenses of collection.

3.06	The Company, and all sureties, guarantors, and endorsers hereof, severally waive presentment for payment, demand, and notice of dishonor and nonpayment of this Agreement, and consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by BV with respect to the payment or other provisions of this Agreement, and to the release of any security, or any part thereof, with or without substitution.

3.07	Notwithstanding any other provision contained in this Agreement or in any instrument given to evidence or secure the obligations evidenced hereby:

(a)	the rates of interest and charges provided for herein and therein shall in no event exceed the rates and charges which would result in interest being charged at a rate equaling the maximum allowed by law; and

(b)	if for any reason whatsoever BV ever receives as interest in connection with the transaction of which this Agreement is a part an amount which would result in interest being charged at a rate exceeding the maximum allowed by law, such amount or portion thereof as would otherwise be excessive interest shall automatically be applied toward reduction of the unpaid principal balance then outstanding hereunder and not toward payment of interest.

4.	Bonus Shares and Bonus Warrants

4.01	As additional consideration for the cash Advances made by BV to the Company for which Bonus Shares and Bonus Warrants have not yet been issued, and for the cash Advances to be made by BV to the Company pursuant to paragraph 3.01 hereof, the Company agrees to issue to or as directed by BV the Bonus Shares and Bonus Warrants referred to in sub-paragraphs 4.01(a) and 4.01(b) herein as follows, with such Bonus Shares and Bonus Warrants to be issued within ten (10) business days of each of June 30 and December 31 of each year in which such securities are to be issued hereunder, with the number of Bonus Shares and Bonus Warrants to be calculated as set forth below:

(a)	that number of Bonus Shares in its capital equal to seven and one-half percent (7.5%) of the amount of the Advance, divided by the Market Price of the Company’s common shares as of the close of business on the date of the Advance, as adjusted by the Exchange Rate on the date of the Advance, subject to the minimum price per share and the maximum number of Bonus Shares provided for in Exchange Policy 5.1; and

(b)	non-transferable Bonus Warrants in the form attached as Schedule B, entitling the holder to purchase up to that number of common shares of the Company equal to seven and one-half percent (7.5%) of the amount of the Advance, divided by the Market Price of the Company’s common shares as of the close of business on the date of the Advance, as adjusted by the Exchange Rate on the date of the Advance, subject to the minimum exercise price per share and the maximum number of Bonus Warrants provided for in Exchange Policy 5.1;

provided that:

(c)	each Bonus Warrant will entitle the holder to purchase one common share in the capital stock of the Company at an exercise price stated in U.S. funds determined by the Exchange Rate on the date of the Advance equal to the greater of:

(i)	the Market Price of the Company’s common shares (subject to the minimum exercise price provided for in Exchange Policy 5.1) as of the close of business on the date of the Advance; and

(ii)	the VWAP of the Company’s common shares over the twenty (20) trading days immediately prior to the date of the Advance;

for a period expiring on the earlier of:

(A)	December 31, 2018; and

(B)	the date the amount of the Advance, together with all accrued interest thereon, has been repaid in full;

(d)	pursuant to the provisions of subsection 2.2(e) of Exchange Policy 5.1, in the event the amount of the Advance pursuant to which the Bonus Warrants were issued is reduced or repaid during the first year of its term, the number of Bonus Warrants which have not been exercised will, on a pro rata basis, have their term reduced to the later of one year from the date of the issuance of those Bonus Warrants and 30 days from the date of reduction or repayment of that Advance; and

(e)	for greater certainty, Bonus Shares and Bonus Warrants shall not be issuable in respect of interest which is deemed to be an Advance in accordance with sections 3.01 and 3.02 hereof.

5.	Security for Advances

5.01	As security for the repayment of the Advances made or deemed to have been made pursuant to any of the agreements which are to be considered cancelled and of no further force or effect pursuant to section 2.01 hereof, which prior Advances are considered Indebtedness under this Agreement, or pursuant to this Agreement, together with all accrued and unpaid interest thereon, the Company hereby grants, mortgages and charges in favour of BV, by way of a floating charge, its undertaking and all of its other property and assets for the time being, real and personal, movable and immovable, of whatsoever nature and kind, both present and in the future (the “Property”), including all of the issued and outstanding shares of the Subsidiary. For greater certainty, the parties specifically acknowledge and agree that the charges hereby created in favour of BV constitute a first charge and will rank pari passuwith the floating charge granted in favour of BV in respect of cash advances made under the Initial Agreement, the Second Agreement, the Amended and Restated Loan Agreement and the Amended Loan Agreement, together with all accrued and unpaid interest thereon; the parties also acknowledge and agree that these charges are in priority to any and all specific or floating charges created by the Company in favour of any other creditors. The Company and the Subsidiary each agree to take all steps and actions as are reasonably necessary to assist BV with the registration of its interest in the Property in any provincial, state or federal property or title registries. It is also acknowledged by the parties that the Company shall be at liberty to, in the future, create or suffer to be created mortgages, charges, liens or encumbrances, by other specific charges or floating charges, ranking subsequent to the floating charges hereby created; it is also acknowledged by the parties that, unless otherwise specifically agreed to in writing by BV, the Company shall not be at liberty to, and shall not create or suffer to be created, any mortgage, charge, lien or encumbrance upon the Property or the issued and outstanding shares of the Subsidiary ranking in priority to or pari passuwith the charges hereby created, or to sell or dispose of the same otherwise than in the ordinary course of its business as at present conducted.

5.02	The parties also agree that the security provided for in paragraph 5.01 herein will be cancelled and of no further force or effect in the event of the repayment of the Indebtedness.

6.	Board Representation

6.01	During the period any portion of the Indebtedness remains outstanding, the Company, if requested to do so by BV, agrees to include an individual designated by BV as one of management’s nominees for director in the notice of meeting and information circular to be distributed to the shareholders of the Company in connection with the next annual general meeting of its shareholders held subsequent to its receipt of said request from BV.

7.	Repayment Provisions

7.01	The parties agree that the Company will repay the Indebtedness on the earlier of:

(a)	December 2, 2017; and

(b)	in the event the Company enters receives the requisite financing for the capital expenditures required to put the Bovill Kaolin Project into full commercial production, five (5) business days following the closing of said financing.

8.	Participation Right

8.01	If at any time after the Effective Date hereof and for so long as any Advance is outstanding, the Company proposes to issue or sell any common shares or convertible securities (“Additional Securities”) other than:

(a)	pursuant to the exercise of any stock options granted under the Company’s stock option plan; or

(b)	pursuant to the exercise of any share purchase warrants issued pursuant to previously-completed private placements; or

(c)	for property interests other than money;

BV shall have the right to subscribe for and purchase (directly or through an affiliate) Additional Securities, at the price at which such Additional Securities are offered for sale to other purchasers, up to its then pro rata interest in the issued and outstanding common shares of the Company, in each case, prior to giving effect to the issuance or sale of such Additional Securities (the “Maximum Additional Securities”).

8.02	If the Company intends to authorize and/or issue Additional Securities that give rise to BV’s rights pursuant to paragraph 8.01, the Company shall provide notice to BV (the “Rights Notice”) no less than six business days before the date on which the Company intends to issue Additional Securities giving rise to BV’s rights pursuant to paragraph 8.01.

8.03	The Rights Notice shall provide the same information to BV regarding the particulars of the issuance or sale of the Additional Securities as is provided to other persons proposing to participate in the subscription for Additional Securities. BV shall give notice (an “Acceptance Notice”) to the Company not later than 5:00 p.m. (Vancouver time) on the fifth business day following the receipt of any Rights Notice, setting out the number of Additional Securities, if any, up to the Maximum Additional Securities, which BV intends to subscribe for and purchase. Following receipt of an Acceptance Notice, BV shall be entitled to participate in the subscription for Additional Securities in the same manner as other persons subscribing for Additional Securities and shall be entitled to subscribe for the number of Additional Securities specified in the Acceptance Notice under such subscription.

9.	Acceptances and Approvals

9.01	The Company agrees to make application to the Exchange for its acceptance for the issuance of any Shares payable in settlement of interest owing on any Advances as provided for in paragraph 2.02 herein, and for the issuance of the Bonus Shares and Bonus Warrants pursuant to paragraph 3.01 herein, which applications will include all required supporting documents and information and the applicable filing fees. The issuance of any such Shares, Bonus Shares and Bonus Warrants will in each case be subject to the Company receiving written acceptance from the Exchange therefor.

9.02	In the event the provisions of Exchange Policy 5.9 and Multilateral Instrument 61-101 (each entitled “Protection of Minority Security Holders in Special Transactions”) apply to any of the provisions of this Agreement, the Company also agrees to seek the required approval of its shareholders thereunder at its next annual general meeting of its shareholders, to be held on or before December 31, 2016, in order to seek the requisite approval from its shareholders for the provisions hereof requiring such approval.

10.	Notices

10.01	All notices, payments and other communications given in connection with this Agreement shall be in writing, and the respective addresses of the parties for the service of any notice, payment or other communication shall be as follows:

(a)	if to the Company:

I-Minerals Inc.
Suite 880 – 580 Hornby Street
Vancouver, British Columbia, Canada
V6C 3B6

Attention: Barry Girling, Director
Email: wbg@imineralsinc.com

(b)	if to the Subsidiary:

i-minerals USA Inc.
Suite 880 – 580 Hornby Street
Vancouver, British Columbia, Canada
V6C 3B6

Attention: Barry Girling, Director
Email: wbg@imineralsinc.com

(c)	if to BV:

BV Lending, LLC
Suite 201 – 901 Pier View Drive
Idaho Falls, Idaho, U.S.A.
83402

Attention: Cortney Liddiard, Chief Executive Officer
Email: flyfish@ballventures.com

with a copy to:

Thel W. Casper, Esq.
General Counsel to Ball Ventures, LLC
P. O. Box 51298
Idaho Falls, Idaho, U.S.A.
83402

Email: tcasper@ballventures.com

Any notice, payment or other communication shall be sufficiently given if delivered by email or by hand or by reputable courier service, or, absent postal disruption, if sent by registered mail, postage prepaid, posted within either Canada or the United States of America, to the parties at their respective addresses for service as set forth above. Any notice, payment or other communication shall be deemed to have been given and received on the first business day on which it is presented during normal business hours at the address for service of the addressee. Any party may change its address for service by notice in writing to the other parties.

11.	Time of the Essence

11.01	Time shall be of the essence of this Agreement.

12.	U.S. Dollars

12.01	All references herein to dollar amounts are to lawful currency of the United States of America, unless otherwise specifically provided for herein.

13.	Headings

13.01	The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

14.	Singular and Plural, etc.

14.01	Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

15.	Entire Agreement

15.01	This Agreement constitutes the only agreement among the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings. This Agreement may be amended or modified in any respect by written instrument only.

16.	Severability

16.01	The invalidity or unenforceability of any particular provision of this Agreement shall not effect or limit the validity or enforceability of the remaining provisions of this Agreement.

17.	Governing Law

17.01	This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. The parties irrevocably attorn to the jurisdiction of the courts of British Columbia, which will have non-exclusive jurisdiction over any matter arising out of this Agreement.

18.	Dispute Resolution

18.01	If any dispute arises between any of the Parties (the Parties in dispute being the “Participants”) concerning this Agreement or its interpretation or the respective rights, duties or liabilities of the Parties, then a Participant may give to the other Participants notice in writing of the existence of such dispute, specifying its nature and the point at issue and the Participants agree:

(a)	to try to resolve the dispute by participating in a structured negotiation with a mediator under the Commercial Mediation Rules of British Columbia International Commercial Arbitration Centre (“BCICAC”);

(b)	where a dispute is not resolved by mediation within a period of 30 days after the appointment of a mediator or within such further period of time to which the Participants agree, any Participant may refer the dispute to be finally resolved by arbitration under the BCICAC Rules.The appointing authority will be the BCICAC, the case shall be administered by the BCICAC in accordance with its “Procedures for Cases under the BCICAC Rules” and the place of arbitration shall be Vancouver, British Columbia. The appointment by the BCICAC is binding upon all of the Participants;

(c)	the arbitrator will give his decision in writing within three weeks of his being appointed and the decision, both on the dispute and on the costs of the arbitration will be final and binding upon the Participants;

(d)	the arbitrator will have full authority to rule on any question of law in the same manner as any Judge in any Court of the Province of British Columbia and the ruling of the arbitrator on any question of law will be final and binding upon the Participants; and

(e)	the failure of any Participant to abide by the decision of the arbitrator is considered a material breach of this Agreement.

This paragraph shall survive any termination of this Agreement and continues in full force and effect notwithstanding any determination by a court or the Parties that one or more other provisions of this Agreement are invalid, contrary to law or unenforceable.

19.	Successors and Assigns

19.01	The terms and provisions of this Agreement shall be binding upon and enure to the benefit of each of the parties and their respective successors and permitted assigns; provided thatthis Agreement shall not be assignable by any party without the written consent of each of the other parties hereto.

20.	Further Assurances

20.01	Each of the parties hereto shall do or cause to be done all such acts and things and execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

21.	Effective Date

21.01	This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

22.	Counterparts and Facsimile

22.01	This Agreement may be executed in any number of counterparts by original, facsimile or other form of electronic signature, each of which so executed shall constitute an original and all of which taken together shall form one and the same agreement.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the day and year first above written.

Executed by I-Minerals Inc. in the presence of:
/s/ Thomas M. Conway Authorized Signatory

Executed by i-minerals USA Inc. in the presence of:
/s/ B. Girling Authorized Signatory

Executed by BV Lending, LLC By: Ball Ventures, LLC, an Idaho limited liability company, the Member Per: /s/ Cortney Liddiard Cortney Liddiard, CEO

A1

SCHEDULE A

2016
Budget	June	July	August	September	October	November	December
	$300,000	$305,000	$210,000	$305,000	$1,025,000(1)	$175,000	$125,000

2017
Budget	January	February	March	April
	$120,000	$150,000	$130,000	$120,000

(1)	This amount includes a good faith payment to the Idaho Department of Lands to set the stage for a land swap. This good faith payment is estimated to be $880,000 and will be held in trust pending the completion of the land swap. BV will also be entitled to a lien or other security on said estimated deposit of $880,000 if and when said deposit is made.

B1

SCHEDULE B

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE ♦ ♦, ♦.

Without prior WRITTEN approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX VENTURE Exchange or otherwise in Canada or to or for the benefit of a Canadian Resident until ♦ ♦, ♦.

THESE WARRANTS AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS AN EXEMPTION IS AVAILABLE FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED IN REGULATION S UNDER THE 1933 ACT.

THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS.

THIS WARRANT CERTIFICATE IS VOID IF NOT EXERCISED ON OR BEFORE

5:00 P.M. (Vancouver TIME) ON THE EXPIRY DATE (as defined in Article 1.1 herein).

WARRANT CERTIFICATE

I-Minerals Inc.

(Continued under the laws of Canada)

WARRANT CERTIFICATE NO. «cert_no»	«number_of_warrants» WARRANTS entitling the holder to acquire, subject to adjustment, one Common Share for each Warrant represented hereby.

THIS IS TO CERTIFY THAT

«registration»

(hereinafter referred to as the "holder" or the "Warrantholder") is entitled to acquire for each Warrant represented hereby, in the manner and subject to the restrictions and adjustments set forth herein, at any time and from time to time until 5:00 p.m. (Vancouver time) (the "Expiry Time") on the Expiry Date (as defined in Article 1.1 herein) one fully paid and non-assessable common share ("Common Share") in the capital of I-Minerals Inc. (the "Company").

The Warrants may only be exercised at the head office of the Company at I-Minerals Inc., Suite 880 – 580 Hornby Street, Vancouver, B.C. V6C 3B6.  The Warrants are  issued subject to the terms and conditions appended hereto as Schedule "A".

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by a duly authorized officer.

DATED this ♦ day of ♦, ♦.

I-Minerals Inc.

Per:
Authorized Signing Officer

(See terms and conditions attached hereto)

B2

SCHEDULE "A"

TERMS AND CONDITIONS FOR WARRANTS

Terms and Conditions attached to the Warrants issued by I-Minerals Inc. and dated ♦ ♦, ♦.

ARTICLE 1
INTERPRETATION

1.1	Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a)	"Common Shares"means the common shares in the capital of the Company to be issued pursuant to the exercise of Warrants;

(b)	"Company" means I-Minerals Inc. unless and until a successor corporation shall have become such in the manner prescribed in Article 6, and thereafter "Company" shall mean such successor corporation;

(c)	"Company's Auditors"means an independent firm of accountants duly appointed as auditors of the Company;

(d)	"Exchange" means the TSX Venture Exchange or such other stock exchange on which the Company's Common Shares are listed and posted for trading;

(e)	"Exercise Price"means the price of $«exercise_price» (U.S. funds) per share if exercised by 5:00 p.m. (Vancouver time) on the Expiry Date;

(f)	“Expiry Date” means the earlier of:

(i)	♦ ♦, ♦; and

(ii)	the date the amount of the Advance in respect of which the Warrants were issued, as provided for in the Loan Agreement between the Company and BV Lending, LLC dated ♦ ♦, ♦, together with all accrued interest thereon, has been repaid in full;

(g)	"Expiry Time"means 5:00 p.m. (Vancouver time) on the Expiry Date;

(h)	"herein", "hereby" and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression "Article" and "Section" followed by a number refer to the specified Article or Section of these Terms and Conditions;

(i)	"Issue Date"means the issue date of the Warrants shown on the face page of this Warrant Certificate;

(j)	"person" means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

(k)	"Warrants" means the share purchase warrants to acquire Common Shares evidenced by this Warrant Certificate; and

(l)	"Warrant Certificate"means the certificate to which these Terms and Conditions are attached.

1.2	Interpretation Not Affected by Headings

(a)	The division of these Terms and Conditions into Articles and Sections, and the insertion of headings, are for convenience of reference only and shall not affect the construction or interpretation thereof.

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(b)	Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3	Applicable Law

The terms hereof and of the Warrants shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada.

ARTICLE 2
ISSUE OF WARRANTS

2.1	Issue of Warrants

That number of Warrants set out on this Warrant Certificate are hereby created and authorized to be issued.

2.2	Additional Warrants

Subject to any other written agreement between the Company and the Warrantholder, the Company may at any time and from time to time undertake further equity or debt financing and may issue additional Common Shares, warrants or grant options or similar rights to purchase Common Shares to any person.

2.3	Issue in Substitution for Lost Warrants

If this Warrant Certificate becomes mutilated, lost, destroyed or stolen:

(a)	the Company shall issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated, lost, destroyed or stolen Warrant Certificate; and

(b)	the holder shall bear the cost of the issue of a new Warrant Certificate hereunder and in the case of the loss, destruction or theft of the Warrant Certificate, shall furnish to the Company such evidence of loss, destruction, or theft as shall be satisfactory to the Company in its discretion and the Company may also require the holder to furnish indemnity in an amount and form satisfactory to the Company in its discretion, and shall pay the reasonable charges of the Company in connection therewith.

2.4	Warrantholder Not a Shareholder

The Warrants shall not constitute the holder a shareholder of the Company, nor entitle it to any right or interest in respect thereof except as may be expressly provided in this Warrant Certificate.

ARTICLE 3
EXERCISE OF THE WARRANTS

3.1	Method of Exercise of the Warrants

The right to purchase Common Shares conferred by this Warrant Certificate may be exercised, prior to the Expiry Time, by the holder surrendering it, with a duly completed and executed exercise form substantially in the form attached hereto as Schedule "B" and cash or a certified cheque payable to or to the order of the Company, at par in Vancouver, B.C. for the Exercise Price applicable at the time of surrender in respect of the Common Shares subscribed for in lawful money of the United States of America, to the Company.

3.2	Effect of Exercise of the Warrants

(a)	Upon surrender and payment as aforesaid the Common Shares so subscribed for shall be issued as fully paid and non-assessable shares and the holder shall become the holder of record of such Common Shares on the date of such surrender and payment; and

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(b)	within three business days after surrender and payment as aforesaid, the Company shall forthwith cause the issuance to the holder a certificate for the Common Shares purchased as aforesaid.

3.3	Subscription for Less than Entitlement

The holder may subscribe for and purchase a number of Common Shares less than the number which it is entitled to purchase pursuant to the surrendered Warrant Certificate.  In the event of any purchase of a number of Common Shares less than the number which can be purchased pursuant to this Warrant Certificate, the holder shall be entitled to the return of this Warrant Certificate with a notation on the Grid attached hereto as Schedule "C" showing the balance of the Common Shares which it is entitled to purchase pursuant to this Warrant Certificate which were not then purchased.

3.4	Expiration of the Warrants

After the Expiry Time all rights hereunder shall wholly cease and terminate and the Warrants shall be void and of no effect.

3.5	Hold Periods and Legending of Share Certificate

If any of the Warrants are exercised prior to ♦ ♦, ♦, the certificates representing the Common Shares to be issued pursuant to such exercise shall bear the following legends:

“Unless permitted under securities legislation, the holder of this security must not trade the security before ♦ ♦, ♦.”

“Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until ♦ ♦, ♦.”

If any of the Warrants are exercised, the certificates representing the Common Shares to be issued pursuant to such exercise shall also bear the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE 1933 ACT ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) IN ANOTHER TRANSACTION OTHERWISE EXEMPT FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS AFTER PROVIDING A LEGAL OPINION OF COUNSEL OF RECOGNIZED STANDING TO SUCH EFFECT IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

SUBJECT TO APPLICABLE CANADIAN LAW, AND PROVIDED THAT THE COMPANY IS A "FOREIGN ISSUER" WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE, AND PROVIDED FURTHER THAT THE FOLLOWING PROCEDURE COMPLIES WITH U.S. SECURITIES LAWS AT THE TIME OF SALE, A NEW CERTIFICATE BEARING NO U.S. RESTRICTIVE LEGENDS MAY BE OBTAINED FROM THE COMPANY'S REGISTRAR AND TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE

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COMPANY, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT.”

ARTICLE 4
ADJUSTMENTS

4.1	Adjustments

The number of Common Shares purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

(a)	in the event the Company shall:

(i)	pay a dividend in Common Shares or make a distribution in Common Shares;

(ii)	subdivide its outstanding Common Shares;

(iii)	combine its outstanding Common Shares into a smaller number of Common Shares; or

(iv)	issue by reclassification of its Common Shares other securities of the Company (including any such reclassification in connection with a consolidation, merger, amalgamation or other combination in which the Company is the surviving corporation);

the number of Common Shares (or other securities) purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Common Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)	In case the Company shall issue rights, options or warrants to all or substantially all holders of its outstanding Common Shares, without any charge to such holders, entitling them (for a period within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share which is lower than 95% of the current market price at the record date mentioned below than the then current market price per Common Share (as determined in accordance with subsection (d) below), the number of Common Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Common Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of additional Common Shares offered for subscription or purchase, and of which the denominator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of Common Shares so offered would purchase at the current market price per Common Share at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

(c)	In case the Company shall distribute to all or substantially all holders of its Common Shares evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in subsection (a) above or in subsection (d) below or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase Common Shares (excluding those referred to in subsection (b) above)), then in each case the number of Common Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Common Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per Common Share (as determined in accordance with subsection (d) below) on the date of such distribution, and of which the denominator shall be the then current market price per Common Share less the then fair value (as

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determined by the board of directors of the Company, acting reasonably) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one Common Share. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

In the event of the distribution by the Company to all or substantially all of the holders of its Common Shares of shares of a subsidiary or securities convertible or exercisable for such shares, then in lieu of an adjustment in the number of Common Shares purchasable upon the exercise of each Warrant, the Warrantholder of each Warrant, upon the exercise thereof, shall receive from the Company, such subsidiary or both, as the Company shall reasonably determine, the shares or other securities to which such Warrantholder would have been entitled if such Warrantholder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this section 4.1 provided, however, that no adjustment in respect of dividends or interest on such shares or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

(d)	For the purpose of any computation under subsections (b) and (c) of this section 4.1, the current market price per Common Share at any date shall be the weighted average price per Common Share for 25 consecutive trading days, commencing not more than 45 trading days before such date on the stock exchange on which the Common Shares are then traded; provided if the Common Shares are then traded on more than one stock exchange, then on the stock exchange on which the largest volume of Common Shares were traded during such 25 consecutive trading day period. The weighted average price per Common Share shall be determined by dividing the aggregate sale price of all Common Shares sold on such exchange or market, as the case may be, during the said 25 consecutive trading days by the total number of shares so sold. For purposes of this subsection (d), trading day means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business. Should the Common Shares not be listed on any stock exchange the current market price per Common Share at any date shall be determined by the board of directors of the Company, acting reasonably.

(e)	In any case in which this Article 4 shall require that any adjustment in the Exercise Price be made effective immediately after a record date for a specified event, the Company may elect to defer until the occurrence of the event the issuance, to the holder of any Warrant exercised after that record date, of the Common Shares and other shares of the Company, if any, issuable upon the exercise of the Warrant over and above the Common Shares and other shares of the Company; provided, however, that the Company shall deliver to the holder an appropriate instrument evidencing the holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(f)	No adjustment in the number of Common Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Common Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-hundredth of a share.

(g)	Wherever the number of Common Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Common Shares purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Common Shares purchasable immediately thereafter.

(h)	No adjustment in the number of Common Shares purchasable upon the exercise of each Warrant need be made under subsections (b) and (c) if, the Company issues or distributes to the Warrantholder the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those subsections which the Warrantholder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto.

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(i)	In the event that at any time, as a result of an adjustment made pursuant to subsection (a) above, the Warrantholder shall become entitled to purchase any securities of the Company other than Common Shares, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in subsections (a) through (h), inclusive, above, and the provisions of sections 4.2 through 4.4, inclusive, of this Article 4 with respect to the Common Shares, shall apply on like terms to any such other securities.

(j)	Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Exercise Price and the number of Common Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if:

(i)	the only Common Shares so issued were the Common Shares, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights; and

(ii)	such Common Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised;

provided further, that no such readjustment shall have the effect of increasing the Exercise Price or decreasing the number of Common Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made with respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

4.2	Voluntary Adjustment by the Company

Subject to requisite Exchange acceptance, the Company may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

4.3	Notice of Adjustment

Whenever the number of Common Shares purchasable upon the exercise of each Warrant or the Exercise Price of such Common Shares is adjusted, as herein provided, the Company shall promptly send to the Warrantholder by first class mail, postage prepaid, notice of such adjustment or adjustments.

4.4	No Adjustment for Dividends

Except as provided in section 4.1 of this Article 4, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

4.5	Preservation of Purchase Rights Upon Merger, Consolidation, etc.

In connection with any consolidation of the Company with, or amalgamation or merger of the Company with or into, another corporation (including, without limitation, pursuant to a "takeover bid", "tender offer" or other acquisition of all or substantially all of the outstanding Common Shares) or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, amalgamation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action, and the Warrantholder shall be bound to accept such shares and other securities and property in lieu of the Common Shares to which it was previously entitled; provided, however, that no adjustment in respect of dividends, interest or

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other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant.  Any such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Schedule "A".  The provisions of this Article 4 shall similarly apply to successive consolidations, mergers, amalgamation, sales, transfers or leases.

4.6	Determination of Adjustments

If any questions shall at any time arise with respect to the Exercise Price, such question shall be conclusively determined, absent manifest error, by the Company's Auditors, or, if they decline to so act, any other firm of Chartered Accountants, in Vancouver, British Columbia, that the Company may designate and the Warrantholder, acting reasonably, may approve, and who shall have access to all appropriate records and such determination shall be binding upon the Company and the holder.

ARTICLE 5
COVENANTS BY THE COMPANY

5.1	Reservation of Common Shares

The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the rights of acquisition provided for in this Warrant Certificate.

ARTICLE 6
MERGER AND SUCCESSORS

6.1	Company May Consolidate, etc. on Certain Terms

Nothing herein contained shall prevent any consolidation, amalgamation or merger of the Company with or into any other corporation or corporations, or a conveyance or transfer of all or substantially all the properties and estates of the Company as an entirety to any corporation lawfully entitled to acquire and operate same, provided, however, that the corporation formed by such consolidation, amalgamation or merger or which acquires by conveyance or transfer all or substantially all the properties and estates of the Company as an entirety shall, simultaneously with such amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company.

6.2	Successor Company Substituted

In case the Company, pursuant to section 6.1 shall be consolidated, amalgamated or merged with or into any other corporation or corporations or shall convey or transfer all or substantially all of its properties and estates as an entirety to any other corporation, the successor corporation formed by such consolidation or amalgamation, or into which the Company shall have been consolidated, amalgamated or merged or which shall have received a conveyance or transfer as aforesaid, shall succeed to and be substituted for the Company hereunder and such changes in phraseology and form (but not in substance) may be made in this Warrant Certificate and herein as may be appropriate in view of such amalgamation, merger or transfer.

ARTICLE 7
AMENDMENTS

7.1	Amendment, etc.

This Warrant Certificate may only be amended by a written instrument signed by the parties hereto.

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ARTICLE 8
MISCELLANEOUS

8.1	Time

Time is of the essence of the terms of this Warrant Certificate.

8.2	Notice

Any notice or other communication to be given in connection with this Warrant Certificate must be in writing and given by personal delivery or by fax or email to the following addresses:

To the Company:
I-Minerals Inc.
Suite 880 – 580 Hornby Street
Vancouver, British Columbia
Canada V6C 3B6

Attention: Barry Girling, Director
Fax: 604-684-0642
Email: wbg@imineralsinc.com

To the Warrantholder:

BV Natural Resources, LLC
Suite 201 – 901 Pier View Drive
Idaho Falls, Idaho
U.S.A. 83402

Attention: Cortney Liddiard, Chief Executive Officer
Email: flyfish@ballventures.com

8.3	Non-transferability of Warrants

The Warrants evidenced hereby (or any portion thereof) may not be assigned or transferred by the holder except as permitted under the Securities Act (British Columbia), together with all regulations and rules promulgated thereunder and all administrative policy statements, instruments, blanket orders and rulings, notices and administrative directions issued by the British Columbia Securities Commission and any order granted by the British Columbia Securities Commission. In the event the Warrants evidenced hereby (or any portion thereof) are assignable or transferable as permitted herein, they may be assigned or transferred by the holder duly completing and executing the transfer form attached hereto as Schedule “D”. The rights and obligations of the parties hereunder shall be binding upon and enure to the benefit of their successors and permitted assigns.

SCHEDULE "B"

EXERCISE FORM

TO:        I-Minerals Inc.

Terms which are not otherwise defined herein shall have the meanings ascribed to such terms in the Warrant Certificate held by the undersigned and issued by I-Minerals Inc. (the "Company").

The undersigned hereby exercises the right to acquire __________ Common Shares of the Company in accordance with and subject to the provisions of such Warrant Certificate and herewith makes payment of the purchase price in full for the said number of Common Shares.

The Common Shares are to be issued as follows:

Name:

Address in full:

Social Insurance Number:

Note:  If further nominees are intended, please attach (and initial) a schedule giving these particulars.

DATED this _____ day of _______________, 201____.

Signature Guaranteed	(Signature of Warrantholder)

Print full name

Print full address

Instructions:

1.	The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to the Company.

2.	If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature of such holder of the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

3.	If the Exercise Form is signed by a trustee, exercise, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

SCHEDULE "C"

WARRANT EXERCISE GRID

Common Shares Issued	Common Shares Available	Initials of Authorized Officer

SCHEDULE "D"

TRANSFER FORM

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

(Please print or typewrite name and address of assignee)

                          Warrant(s) represented by the within certificate, and do(es) hereby irrevocably constitute and appoint the attorney of the undersigned to transfer the said Warrants maintained by the transfer agent of the Company with full power of substitution hereunder.

DATED this                  day of                                         ,                          .

Signature of Holder
Signature Guarantee	Name of Holder (please print)

The signature of the Holder to this assignment must correspond exactly with the name of the Holder as set forth on the face of this Warrant certificate in every particular, without alteration or enlargement or any change whatsoever and the signature must be guaranteed by a Canadian chartered bank or by a Canadian trust company or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.

DATED:         June 1, 2016

Among:

I-Minerals Inc.

OF THE FIRST PART

And:

i-minerals USA Inc.

OF THE SECOND PART

And:

BV Lending, LLC

OF THE THIRD PART

LOAN AGREEMENT

Tupper Jonsson & Yeadon

1710 - 1177 West Hastings Street

Vancouver, B. C.

V6E 2L3

Telephone: (604) 640-6355